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                                                                      Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 2 to the Registration Statement (Form N-4 No. 333-38007) and the related Statement of Additional Information appearing therein and pertaining to Lincoln Life & Annuity Company Variable Annuity Account H, and to the use therein of our reports dated (a) March 30, 2001, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York, and (b) March 1, 2001, with respect to the financial statements of Lincoln Life & Annuity Company Variable Annuity Account H.


                                                          /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 16, 2001